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THIS DEED is dated      27th March 1997

(1) TRANSMEDIA EUROPE INC whose registered office is at c/o United Corporate Services Inc. 15 East North Street City of Dover County of Kent Delaware USA ("TMNE");

IN FAVOUR OF

(2) JOSEPH V VITTORIA of 1616 South Ocean Boulevard Palm Beach Florida 33480 USA ("JV").

WITNESSES as follows:

1.    DEFINITIONS AND INTERPRETATION

1.1   In this Charge unless the context otherwise requires:

      "DERIVATIVE ASSETS" means all stocks, shares, warrants or other securities rights dividends interest or other property whether of a capital or income nature accruing offered issued or deriving at any time by way of dividend bonus redemption exchange purchase substitution conversion consolidation sub-division preference option or otherwise attributable to any of the Shares or any Derivative Assets previously described.


      "ENCUMBRANCE" means any mortgage charge pledge lien assignment hypothecation security interest title retention preferential right or trust arrangement or other security arrangement or agreement or any right conferring a priority of payment.


      "EVENT OF DEFAULT" means any event set out in Clause 7 of the Facility Letter.


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      "FACILITY LETTER" means the letter dated the date hereof issued by JV in favour of TMNE.


      "LOAN" means the sum of US$ 1,000,000 (one million US dollars) referred to as the "Loan" in the Facility Letter.


      "LPA" means the Law of Property Act 1925


      "SHARES" means 50% of the entire issued share capital of Countdown Holdings Limited.


1.2   References to Clauses are to the clauses to this Charge.

1.3 Clause headings are inserted for ease of reference only and are not to affect the interpretation of this Charge.

1.4 References to any person or company are to be construed to include references to that person's or company's successors transferees and assigns whether direct or indirect.

2.    COVENANT TO PAY

2.1 TMNE covenants with JV that it will on demand pay and discharge the Loan when due to JV in accordance with the Facility Letter.

2.2 TMNE shall pay interest to the date of payment or discharge of the Loan (notwithstanding any demand or any judgment obtained by JV) at the rate applicable under the Facility Letter.

3.    CHARGE

      TMNE as beneficial owner (but not registered owner) pending registration of the Shares in the name of TMNE (with the intent that the security so constituted shall extend to all beneficial interests of TMNE in the Shares and


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      to any proceeds of sale or other realisation of the Shares or any part of them) and as continuing security for the payment and discharge of the Loan and interest thereon charges the Shares and the Derivative Assets to JV.

4.    DEPOSIT OF TITLE DOCUMENTS AND FURTHER ASSURANCE

4.1 TMNE shall, forthwith upon the issue to it of share certificates for the Shares following proper stamping of the transfers in its favour, deposit with JV all stock or share certificates or other documents of title to or representing the Shares together with such duly executed transfers or assignments in favour of JV to vest the same in JV or any purchaser only after the occurrence of an Event of Default to the intent that JV may at any time after the occurrence of an Event of Default (but not before) present them for registration.

4.2 TMNE shall subject to clause 4.3 upon the accrual offer issue or receipt of any Derivative Assets deliver or pay to JV or procure the delivery or payment to JV of all such Derivative Assets or the stock or share certificates or other documents of title to or representing them together with such duly executed transfers or assignments in favour of JV with the name of the transferee, date and consideration left blank on the same terms as Clause 4.1

4.3 TMNE shall exercise all voting and other rights and powers attached to the Shares or the Derivative Assets in its absolute discretion provided that such voting does not adversely affect the Shares or the Derivative Assets and is not otherwise inconsistent with this Charge.

4.4 Without prejudice to anything else contained in this Charge, TMNE shall at the request of JV promptly sign seal execute deliver and do all deeds and other instruments necessary for creating perfecting or protecting the security over the Shares or any part of thereof or, if JV shall become so entitled hereunder, for facilitating their realisation.


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5.    REPRESENTATIONS WARRANTIES AND COVENANTS BY TMNE

5.1   TMNE represents and warrants to JV and undertakes that:

      5.1.1 it is and will be the sole absolute and beneficial owner and will be upon the due registration of the transfer of the Shares in its favour from C.E.C Radbone the registered holder of all of the Shares free from all Encumbrances with full title guarantee and will not create or attempt to create or permit to arise or subsist any Encumbrance (other than this Charge) on or over the Shares;

      5.1.2 it will procure insofar as it is reasonably able that the transfers of the Shares to TMNE are stamped as soon as is reasonably practicable with the appropriate amount of stamp duty;

      5.1.3 it has not sold or otherwise disposed of or agreed to sell or otherwise dispose of or granted or agreed to grant any option in respect of all or any of its right title and interest in and to the Shares or any of them and will not do any of the foregoing at any time during the subsistence of this Charge provided that TMNE may transfer the Shares to Transmedia Asia Pacific, Inc. or complete the proposed merger with Transmedia Asia Pacific, Inc.;

      5.1.4 the Shares have been and will at all times be duly authorised and validly issued and are and will at all times be free from any restriction on transfer or right of pre-emption;

      5.1.5 it has and will at all times have the necessary power to enter into and perform its obligations under this Charge;

      5.1.6 this Charge constitutes its legal valid binding and enforceable obligations and save as disclosed herein is a security over all and every part of the Shares effective in accordance with its terms;


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      5.1.7 this Charge does not and will not conflict with or result in any breach of or constitute a default under any agreement instrument or obligation to which TMNE is a party or by which it is bound;

      5.1.8 all necessary authorisations and consents to enable or entitle it to enter into this Charge have been obtained and will remain in full force and effect at all times during the subsistence of the security constituted by this Charge; and

      5.1.9 it will procure due compliance with its obligations in this Charge by all its nominees (if any) in whose name or names any Shares are registered or holding any certificates or other documents of title relating to any Shares.

5.2 TMNE undertakes to JV to provide a copy of any report accounts circular or notice received in respect of or in connection with any of the Shares to JV forthwith upon the receipt by TMNE.

5.3 TMNE shall promptly pay all calls or other payments due and will discharge all other obligations in respect of any of the Shares and if TMNE fails to fulfil any such obligations JV may, but shall not be obliged to, make such payments on behalf of TMNE in which event any sums so paid shall be reimbursed on demand by TMNE to JV together with interest at the rate referred to in the Facility Letter from the date of payment by JV until repayment whether before or after judgment.

5.4 TMNE shall indemnify JV on a full indemnity basis against calls or other payments relating to the Shares and any defect in TMNE's title to the Shares and against all actions proceedings losses costs claims and demands suffered or incurred in respect of anything done or omitted in any way relating to the Shares or in the exercise or purported exercise of the powers contained in this Charge by JV.


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5.5   TMNE shall not do or cause or permit anything to be done which may adversely affect the security created or purported to be created by this Charge or which is a variation or abrogation of the rights attaching to or conferred by all or any of the Shares without the prior written consent of JV and shall take such action as JV may in its discretion direct in relation to any proposed compromise arrangement reorganisation conversion repayment offer or scheme of arrangement affecting all or any part of the Shares.

6.    RIGHTS OF JV

6.1 JV may at its discretion (in the name of TMNE or otherwise) only after the occurrence of any Event of Default (but not before) and without any consent or authority on the part of TMNE at such time exercise the following rights and powers in respect of the Shares:

      6.1.1 any voting rights and any powers or rights which may be exercised by the person or persons in whose name or names the Shares are registered; and

      6.1.2 all the powers given to trustees by Section 10(3) and (4) of the Trustee Act 1925 (as amended by Section 9 of the Trustee Investments Act 1961) in respect of securities or property subject to a trust.

6.2 Following the occurrence of an Event of Default all dividends interest and other income forming part of the Shares shall, unless otherwise agreed between JV and TMNE, be paid without any set-off or deduction whatsoever to an interest bearing account and retained by JV until applied as hereinafter provided as part of the Shares and any such monies which may be received by TMNE shall pending such payment he held in trust for JV.

7.    ENFORCEMENT

7.1   If any Event of Default shall occur and be continuing then:


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      7.1.1 the security constituted by the Charge shall become immediately enforceable and the power of sale and other powers conferred by
            Section 101 of the LPA (as varied or extended by this Charge) shall become immediately exercisable without the restrictions contained in the LPA as to the giving of notice or otherwise.

7.2 Section 103 of the LPA (restricting the power of sale) and Section 93 of the LPA (restricting the right of consolidation) shall not apply to this Charge.

8.    POWER OF SALE

8.1 At any time after the security constituted by this Charge has become enforceable JV may without further notice to TMNE exercise the power to sell or otherwise dispose of the whole or any part of the Shares, in such manner and on such terms and for such consideration (whether payable immediately or by instalments) as JV shall in his absolute discretion think fit and without liability for loss whatsoever, and may (without prejudice to any right which it may have under any other provision of this Charge) treat such part of the Shares as consists of money as if it were the proceeds of such sale or other disposal. JV shall apply the proceeds without prejudice to the right of JV to recover any shortfall from TMNE in paying the costs of sale and in or towards the discharge of the Loan in such order as JV in its absolute discretion thinks fit and the surplus (if any) of such proceeds shall be paid to the person or persons entitled to it.

9.    PROTECTION OF THIRD PARTIES

9.1 No purchaser mortgagee or other person dealing with JV shall be concerned to enquire whether the Loan has become payable or whether any power which it is purporting to exercise has become exercisable or whether any money is due under this Charge or as to the application of any money paid raised or borrowed or as to the propriety or regularity of any sale by or other dealing with JV. All the protection to purchasers contained in Sections 104 and 107 of


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      the LPA shall apply to any person purchasing from or dealing with JV as if the Loan had become due and the statutory powers of sale in relation to the Shares had arisen on the date of this Charge.

10.   POWER OF ATTORNEY

10.1 TMNE by way of security irrevocably appoints JV to be the attorney of TMNE (with full powers of substitution and delegation) for TMNE and in its name or otherwise and on its behalf and as its act and deed to sign seal execute deliver perfect and do all deeds instruments transfers renunciations proxies notices documents acts and things which TMNE may or ought to do under the covenants and provisions contained in this Charge and generally in its name and on its behalf to exercise all or any of the powers authorities and discretions conferred by or pursuant to this Charge or by the LPA on JV and to execute and deliver and otherwise perfect any deed assurance agreement instrument or act and to do anything which it may deem proper in the exercise of all or any of the powers authorities or discretions conferred on JV pursuant to this Charge.

10.2 TMNE ratifies and confirms and agrees to ratify and confirm anything such attorney shall lawfully and properly do or purport to do by virtue of clause 10.1 and all money expended by any such attorney shall be deemed to be expenses incurred by JV under this Charge.

11.   DISCHARGE OF SECURITY

11.1 The security constituted by this Charge shall be continuing and shall not be considered as satisfied or discharged by any intermediate payment or settlement of any part of the Loan or any other matter or thing whatsoever including the insolvency liquidation or administration of TMNE and shall be binding until the Loan has been unconditionally and irrevocably paid and discharged in full.


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11.2  Upon the irrevocable payment or discharge in full of the Loan JV will or will procure that he will at the request and cost of TMNE retransfer if appropriate to TMNE all JV's right title and interest in or to the Shares freed from this Charge.

12.   AVOIDANCE OF PAYMENTS

      No assurance security or payment which may be avoided or adjusted under any enactment relating to bankruptcy or insolvency binding on TMNE in any jurisdiction and no release settlement or discharge given or made by JV on the faith of any such assurance security or payment shall prejudice or affect the right of JV to recover from TMNE (including the right to recover any monies which it may have been compelled by due process of law to refund under the provisions of any relevant legislation and any costs payable by it pursuant to or otherwise incurred in connection with such process) or to enforce the security created by or pursuant to this Charge to the full extent of the Loan.

13.   CUSTODY

      JV shall be entitled to provide for the safe custody by third parties of all stock and share certificates and documents of title deposited with JV relating to the Shares and shall not be responsible for any loss or damage to any such certificates or documents.

14.   COMMUNICATIONS

14.1 Every notice demand or other communication under this Charge shall be in writing and may be delivered personally or by letter facsimile transmission despatched by JV to TMNE at its address specified at the head of this Charge or to the following numbers:-

            Facsimile
            for the attention of


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            or to such other address and or facsimile number as may be notified in accordance with this clause by the relevant party to the other party for such purpose.

14.2 Every notice demand or other communication shall be deemed to have been received (if sent by post) twenty-four hours after being posted first class postage prepaid (if posted from and to an address within the United Kingdom) or 5 working days after being posted prepaid airmail (if posted from or to an address outside the United Kingdom) and (if delivered personally or despatched by facsimile transmission) at the time of delivery or despatch if during normal business hours in the place of intended receipt on a working day in the place of intended receipt and otherwise at the opening of business in that place on the next succeeding such working day.

15.   MISCELLANEOUS

15.1 No delay or omission on the part of JV in exercising any right or remedy under this Charge shall impair that right or remedy or operate as or be taken to be a waiver of it nor shall any single partial or defective exercise of any such right or remedy preclude any other or further exercise under this Charge or that or any other right or remedy.

15.2 JV's rights under this Charge are cumulative and not exclusive of any rights provided by law and may be exercised from time to time and as often as JV deems expedient.

15.3 Any waiver by JV of any terms of this Charge or any consent or approval given by JV under it shall only be effective if given in writing and then only for the purpose and upon the terms and conditions if any on which it is given.

15.4 If at any time any one or more of the provisions of this Charge is or becomes illegal invalid or unenforceable in any respect under any law of any jurisdiction neither the legality validity or enforceability of the remaining provisions of this Charge nor the legality validity or enforceability of such


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      provision under the law of any other jurisdiction shall be in any way affected or impaired as a result.

16.   LAW AND JURISDICTION

      This Charge is governed by and shall be construed in accordance with English law and TMNE hereby irrevocably submits to the jurisdiction of the English courts in relation to any claim or dispute which may arise hereunder and hereby agree for the purpose of Order 10 Rule 3 of the Rules of the Supreme Court of England (or any modification or re-enactment thereof) and in any proceedings in any other jurisdiction that any process may be served on any of them in the manner therein provided.

IN WITNESS whereof TMNE and JV have executed and delivered this Charge as a Deed the day and year first before written.

SIGNED as a Deed and DELIVERED by   )
TRANSMEDIA EUROPE INC               )     Paul Harrison
in the presence of:-                )     W H Price

A C Nicholson
25 Trooper Road
Aldbury
Herts

SIGNED as a Deed and DELIVERED by   )
JOSEPH VITTORIA in the presence     )
of:-


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